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SIGNATURE
                                                                   Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Xerox Credit Corporation

We consent to incorporation by reference in the Registration Statements
(No. 33-31366, No. 33-39838, and No. 33-53533) on Form S-3
of Xerox Credit Corporation of our report dated January 19, 1995, relating to the consolidated balance sheets of Xerox Credit Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, shareholder's equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1994 which report appears in the December 31, 1994 Annual Report on Form 10-K of Xerox Credit Corporation. Our report refers to the Company's change in its method of accounting for income taxes and its method of accounting for postretirement benefits other than pensions in 1992.






                                                         KPMG PEAT MARWICK LLP

Stamford, Connecticut
March 30, 1995
(35)